UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2009

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 2, 2009, Black Hills Corporation (the “Company”) issued a press release announcing fourth quarter and annual financial results for 2008. Net loss for the three months that ended December 31, 2008, was $98.8 million, or $2.58 per share, compared to net income of $23.8 million, or $0.62 per share, for the same period in 2007. Loss from continuing operations for the fourth quarter was $96.6 million, or $2.52 per share, compared to income from continuing operations of $17.8 million, or $0.47 per share, reported for the fourth quarter in 2007.

For the twelve months that ended December 31, 2008, net income was $105.1 million, or $2.75 per share, compared to $98.8 million, or $2.64 per share, for the same period in 2007. Loss from continuing operations was $52.2 million, or $1.37 per share, compared to income from continuing operations of $75.3 million, or $2.01 per share, reported for the same period in 2007.

The press release is attached as Exhibit 99 to this Form 8-K. This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2009, the Board of Directors of the Company adopted amendments to the Company’s Bylaws (the “Bylaws”).

The Board deemed it advisable to adopt specific advance-notice requirements for shareholder-sponsored director nominations and other business proposals, and to expand the disclosures that shareholders must make when submitting proposals, including director nominations. New Article I, Section 9 of the Bylaws governs the notice requirements for shareholder proposals and the information required of the shareholder to provide to the Company. These provisions enhance both the Board’s and shareholders’ ability to consider shareholder proposals on a timely and informed basis. Among other things, the amendments require shareholders to disclose the subject and reason for bringing the proposal to the meeting; information regarding their identity and shareholder status, including contingent ownership interests, and a description of any agreement made with others acting in concert with respect to the proposal. If the shareholder proposal is a director nomination, the shareholder must supply specific information regarding the candidate, and the candidate must supply certain representations to the Company.

In addition, Article I, Section 2, governing Annual Meetings, and Article I, Section 3, governing Special Meetings, were amended to conform to a recent change in South Dakota corporation law regarding the calling of special meetings, providing that holders of at least ten percent of votes entitled to be cast on an issue proposed to be considered may demand a special meeting of shareholders. Additional minor amendments and conforming changes were made that do not materially affect the substance of the Bylaws.

The Amended and Restated Bylaws are attached as Exhibit 3 to this Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

The following table sets forth the Company’s estimated proved oil and gas reserves as of December 31, 2008 and 2007. The information is based on reports prepared by Cawley, Gillespie & Associates, Inc., an independent consulting and engineering firm located in Fort Worth, Texas.

	December 31, 2008			December 31, 2007
Oil and Gas Total	Oil	Natural Gas	Total	Oil	Natural Gas	Total
Proved Reserves:	(Mbbl)	(MMcf)	(MMCFE)	(Mbbl)	(MMcf)	(MMCFE)
Total proved reserves	5,185	154,432	185,542	5,807	172,964	207,806

The following table sets forth the Company’s estimated coal reserves and reserve life, based on internal engineering studies.

	December 31, 2008	December 31, 2007
Coal Mining Reserves:
Estimated coal reserve tons	274 million	280 million
Reserve life at expected production levels	42 years	43 years

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished or filed herewith:

3	Amended and Restated Bylaws of Black Hills Corporation dated January 30, 2009.

23	Consent of Petroleum Engineer and Geologist.

99	Press release dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: February 2, 2009

Exhibit Index

Exhibit No.	Description

.

3	Amended and Restated Bylaws of Black Hills Corporation dated January 30, 2009.

23	Consent of Petroleum Engineer and Geologist.

99	Press release dated February 2, 2009.